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                                                             Exhibit 10(iii)A(2)


Name
National Service Industries, Inc.
1420 Peachtree Street, NE
Atlanta, Georgia 30309-3002

         Re:      Amendment of Aspiration Award Agreement
                  for the Performance Cycle Ended August 31,1999

Dear ((Familiar)):

     As you know, you and NSI previously entered into an agreement amending the Aspiration Achievement Incentive Award Agreement dated September 17, 1996 ("Aspiration Award Agreement") relating to the Performance Cycle ended August 31, 1999. Under that amendment, you elected to receive payment of all or a portion of your Award under the Aspiration Award Agreement in the form of stock options to be determined based on the Fair Market Value of NSI's stock, and the associated exchange rate, as of the Determination Date, each as defined in the amendment. As of October 7, 1999 (the Determination Date), the Fair Market Value of NSI's stock was $32.8125 and the associated exchange rate was 24.35%. Based on these factors, $((Cash)) of your award would be exchanged for options for ((Option)) shares. It was originally contemplated that the options would be granted to you on October 7, 1999.

     Because of the inadequate number of shares remaining under the Long-Term Achievement Incentive Plan (the "Plan"), NSI proposes that (a) the options be granted to you in January 2000 after the shareholders have approved the amended and restated Plan (with the option covering the number of shares calculated as of October 7, 1999 but the exercise price set as of the date of the grant) and
(b) in the event the shareholders do not approve the amended and restated Plan, that the Award be paid in cash or as otherwise determined by the Committee.

     Please confirm your acceptance of the foregoing by executing this letter agreement in the space provided below.

                                       National Service Industries, Inc.


                                       By:/s/ James S. Balloun
                                          James S. Balloun
                                          Chairman, President, and
Accepted and Agreed to:                   Chief Executive Officer


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Date:  _____________________________________